

                                                                   EXHIBIT 10.26

                    SUPPLEMENTAL INDIVIDUAL RETIREMENT PLAN

                                       OF

                      UNITED STATES FIRE INSURANCE COMPANY

                          (EFFECTIVE AUGUST 13, 1998)


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                               TABLE OF CONTENTS

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
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INTRODUCTION................................................    1

ARTICLE 1.  DEFINITIONS.....................................    1
     1.01   "Account".......................................    1
     1.02   "Code"..........................................    1
     1.03   "Committee".....................................    1
     1.04   "Company".......................................    1
     1.05   "Company Account"...............................    1
     1.06   "Company Contributions".........................    1
     1.07   "Compensation"..................................    1
     1.08   "Deferral Account"..............................    2
     1.09   "Effective Date"................................    2
     1.10   "Eligible Employee".............................    2
     1.11   "ERISA".........................................    2
     1.12   "IRP"...........................................    2
     1.13   "Member"........................................    2
     1.14   "Plan", "Supplemental IRP" or "SIRP"............    2
     1.15   "Salary Deferrals"..............................    2
     1.16   "Salary Reduction Agreement"....................    2
     1.17   "Statutory Limitations".........................    2
     1.18   "USFIC".........................................    2

ARTICLE 2.  PARTICIPATION...................................    2
     2.01   Eligibility.....................................    2
     2.02   Participation...................................    2

ARTICLE 3.  CONTRIBUTIONS...................................    3
     3.01   Amount of Salary Deferral Contributions.........    3
     3.02   Matching Contributions..........................    4
     3.03   Basic Contributions.............................    4
     3.04   Investment of Accounts..........................    5
     3.05   Vesting of Accounts.............................    5
     3.06   Individual Accounts.............................    5

ARTICLE 4.  PAYMENT OF CONTRIBUTIONS........................    5
     4.01   Payment of Deferral Accounts....................    5
     4.02   Payment of Company Accounts.....................    5
     4.03   Method of Payment...............................    6
     4.04   Designation of Beneficiary......................    6
     4.05   Special Payment Rule............................    6

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
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ARTICLE 5.  GENERAL PROVISIONS..............................    6
     5.01   Funding.........................................    6
     5.02   No Contract of Employment.......................    7
     5.03   Facility of Payment.............................    7
     5.04   Withholding Taxes...............................    7
     5.05   Nonalienation...................................    7
     5.06   Claim and Review Procedure......................    7
     5.07   Construction....................................    7

ARTICLE 6.  AMENDMENT OR TERMINATION........................    8
     6.01   Reservation of Rights...........................    8
     6.02   Termination of Affiliate's Participation........    8

EXECUTION...................................................    8

                   SUPPLEMENTAL INDIVIDUAL RETIREMENT PLAN OF
                      UNITED STATES FIRE INSURANCE COMPANY

                          (Effective August 13, 1998)

INTRODUCTION

     This Supplemental Individual Retirement Plan of United States Fire Insurance Company (the "Plan", "Supplemental IRP" or "SIRP") has been adopted by the Board of Directors of United States Fire Insurance Company ("USFIC") to be effective on and after August 13, 1998. The purposes of this Plan are:

     (i) to carry forward, and to reflect the obligations of the appropriate Company under this Plan with respect to, the liabilities accrued under the Supplemental Individual Retirement Plan of Talegen Holdings, Inc. (the "Talegen SIRP") for the benefit of certain Eligible Employees under this Plan; and

     (ii) to provide a means for making salary deferral and company contributions for the benefit of those Eligible Employees under this Plan who are participants in the Individual Retirement Plan of United States Fire Insurance Company and with respect to whom salary deferral and company contributions under the IRP are or will be limited by application of the limitations imposed on qualified plans by Sections 401(k)(3), 402(g), 401(a)(17), 401(m)(2), 414(s) and 415
            of the Internal Revenue Code of 1986, as amended.

     This Plan is intended to constitute a nonqualified and unfunded deferred compensation plan for a select group of management or highly compensated employees which is exempt from certain provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), pursuant to Section 401(a)(1) and parallel provisions of ERISA. All benefits payable under the Plan shall be paid out of the general assets of the Companies. USFIC may establish and transfer assets to a grantor trust in order to aid it in providing benefits due under the Plan.

ARTICLE 1.  DEFINITIONS

1.01   "ACCOUNT" shall mean the Company Account and the Deferral Account.

1.02 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.03 "COMMITTEE" shall mean the committee composed of at least three individuals who shall be appointed by the Chief Executive Officer of USFIC or his or her designee (the "CEO") to serve at the pleasure of the CEO. Responsibility to administer the Plan, the exclusive discretionary power to interpret its provisions, and the responsibility for carrying out its provisions are vested in the Committee.

1.04 "COMPANY" shall mean USFIC or any affiliate of USFIC which has adopted this Plan with the approval of USFIC. With respect to any particular Eligible Employee, any reference to the Company shall mean or refer to the Company that is or was his or her employer at the relevant time.

1.05 "COMPANY ACCOUNT" shall mean (i) the liability accrued on the books of the Company in respect of the Company Account maintained under the Talegen SIRP for the benefit of an Eligible Employee under this Plan, which shall become an obligation of the employing Company with respect to such Eligible Employee under this Plan (in lieu of its former obligation under the Talegen SIRP) as of the Effective Date, (ii) all amounts credited to the Member under Sections 3.02 and 3.03, and (iii) the net earnings or losses credited on those amounts pursuant to Section 3.04.

1.06 "COMPANY CONTRIBUTIONS" shall mean the amount of contributions credited to a Member under Sections 3.02 and 3.03.

1.07 "COMPENSATION" shall mean the base pay which would be payable to a Member for services rendered to the Company on and after the Effective Date, determined prior to any reduction pursuant to a Member's election to make salary reduction contributions under the IRP (or under a cafeteria plan pursuant to Section 125 of the Code) or to make Salary Deferrals under this Plan.

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1.08   "DEFERRAL ACCOUNT" shall mean (i) the liability accrued on the books of the Company in respect of the Deferral Account maintained under the Talegen SIRP for the benefit of an Eligible Employee under this Plan, which shall become an obligation of the employing Company with respect to such Eligible Employee under this Plan (in lieu of its former obligation under the Talegen SIRP) as of the Effective Date, (ii) all Salary Deferral amounts credited to the Member under Section 3.01, and (iii) the net earnings or losses credited on those amounts pursuant to Section 3.04.

1.09   "EFFECTIVE DATE" shall mean August 13, 1998.

1.10 "ELIGIBLE EMPLOYEE" shall mean an employee of a Company who (i) is part of a "select group of management or highly compensated employees" (within the meaning of Section 401(a)(1) of ERISA) and (ii) has been designated (by name or classification) in writing by USFIC as eligible to participate in this Plan.

1.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.12 "IRP" shall mean The Individual Retirement Plan of United States Fire Insurance Company, as adopted effective as of August 13, 1998, and amended and in effect thereafter.

1.13 "MEMBER" shall mean each Eligible Employee who has made the election described in Section 2.02(a), who has been designated (by name or classification) in writing by USFIC as eligible to have certain Company Contributions credited on his or her behalf as described in Section 2.02(c), or for whom a liability accrued on the books of his or her employing Company in respect of the Company and/or Deferral Account(s) maintained under the Talegen SIRP have become an obligation of such Company under this Plan and are credited to the employee's Company and/or Deferral Account(s) under this Plan.

1.14 "PLAN", "SUPPLEMENTAL IRP" OR "SIRP" shall mean this Supplemental Individual Retirement Plan of United States Fire Insurance Company, as set forth in this document or as amended from time to time.

1.15 "SALARY DEFERRALS" shall mean the amount of contributions credited to a Member with respect to Compensation reductions, respectively, under
       Section 3.01.

1.16 "SALARY REDUCTION AGREEMENT" shall mean the agreement entered into by the Member pursuant to Section 2.02 under which he or she elects to defer a portion of his or her Compensation under this Plan.

1.17 "STATUTORY LIMITATIONS" shall mean the limitations set forth in Sections 401(k)(3), 402(g), 401(a)(17), 401(m)(2), 414(s) and 415 of the Code.

1.18 "USFIC" means United States Fire Insurance Company, or any successor by merger, purchase or otherwise, with respect to its employees.

ARTICLE 2.  PARTICIPATION

2.01   ELIGIBILITY

     USFIC (in its sole discretion) shall designate (by name or classification) in writing from time to time those employees who shall be Eligible Employees and eligible to participate in this Plan under Section 2.02(a) and those employees who shall become Members of the Plan under Section 2.02(c). Employees shall be notified of their eligibility for participation in the Plan as soon as practicable after USFIC has made its designation and, for purposes of authorizing Salary Deferrals under Section 3.01, in any event within 30 days after his or her employing Company adopts the Plan or (thereafter) prior to the first day of the calendar year for which the employee is designated an Eligible Employee.

2.02   PARTICIPATION

      (a) At least 30 days prior to the first day of the calendar year during which an Eligible Employee desires to have contributions credited on his or her behalf pursuant to Section 3.01, an Eligible Employee must execute a Salary Reduction Agreement authorizing Salary Deferrals under this Plan for such year in accordance with the provisions of Section 3.01. A Salary Reduction Agreement may be made by an Eligible Employee, if it is to be effective during the calendar year in which the Plan is adopted by his or her employing Company, by executing a Salary Reduction Agreement within 30 days after the adoption date.

          (i) Any Salary Reduction Agreement (1) shall apply to Compensation earned by the Eligible Employee in the payroll periods beginning after the Agreement is received by the Committee, (2) shall be irrevocable until the end of the calendar year to which it applies, and (3) shall continue in effect for future years, unless until it is changed by filing a new Salary Reduction Agreement (or written revocation of the existing Agreement) with the Committee before January 1 of the calendar year to which the change is to apply.

          (ii) Notwithstanding the foregoing, if a salary reduction agreement was in effect under the Talegen SIRP immediately before the Effective Date for an employee who becomes a Member of this Plan as of that Date, that agreement shall apply to Compensation earned by the Member on and after that Date, and shall be treated as a Salary Reduction Agreement made in accordance with the foregoing requirements of this paragraph
                 (a); provided, however, that if the Member executes a new Salary Reduction Agreement and submits it to the Committee before September 14, 1998, such new Agreement shall supersede his or her prior agreement effective as of the date such new Agreement is received by the Committee.

      (b) Notwithstanding paragraph (a) above, an Eligible Employee may, in the event of a severe financial hardship, request a suspension of his or her Salary Deferrals under the Plan. The request shall be made in a time and manner determined by the Committee, and shall be effective as of such date as the Committee prescribes. The Eligible Employee may apply to the Committee to resume his or her Salary Deferrals with respect to payroll periods beginning on or after any January 1 following the date of suspension, in a time and manner determined by the Committee; provided, however, that the Committee shall approve such resumption only if the Committee determines that the Eligible Employee is no longer incurring such hardship.

      (c) Irrespective of whether an Eligible Employee has made the election described in paragraph (a) above, he or she shall be a Member if -

          (i) he or she has been designated (by name or classification) in writing by USFIC (in its sole discretion) to have Company Contributions credited on his or her behalf pursuant to Section
                3.02 and 3.03, or

          (ii) a liability accrued on the books of his or her employing Company in respect of the Company and/or Deferral Account(s) maintained under the Talegen SIRP has become an obligation of such Company under this Plan and are credited to his or her Company and/or Deferral Account(s) under this Plan.

      (d) As a condition of participation, a Member may also be required by the Committee to provide such other information as the Committee may deem necessary to properly administer the Plan.

ARTICLE 3.  CONTRIBUTIONS

3.01   AMOUNT OF SALARY DEFERRAL CONTRIBUTIONS

     The amount of contributions to be recorded on the books of a Company on behalf of a Member pursuant to this Section 3.01 shall be equal to the Salary Deferrals as determined in this Section 3.01. For each payroll period beginning on or after the effective date of an Eligible Employee's Salary Reduction Agreement, his or her Account shall be credited with amounts of Salary Deferrals, if applicable.

     The amount of Salary Deferrals shall be equal to the designated percentage of Compensation payments elected by the Member in his or her Salary Reduction Agreement, provided that such amount shall be equal to the result of (a) minus (b), as follows:

      (a) the maximum Salary Deferral Contributions for that payroll period permitted under the IRP for the calendar year in which the payroll period occurs, calculated by using Compensation (as defined in Section 1.07), by treating 12% as the maximum Salary Deferral Contribution percentage rate permissible under the IRP, and by disregarding any reduction in the amount of such Contributions which would be required under the IRP due to the application of the Statutory Limitations or ineligibility of the Member to participate in the IRP; minus

      (b) the maximum amount of Salary Deferral Contributions for that payroll period actually permitted under the IRP for such payroll period due to the application of the Statutory Limitations or ineligibility of the Member to participate in the IRP.

     Salary Deferrals shall be made under this Section 3.01 commencing at such time as the Member has contributed the maximum amount of Salary Deferral Contributions under the IRP permitted by the Statutory Limitations for the calendar year in which the payroll period occurs. No Salary Deferrals may be made under this Plan prior to the Effective Date.

3.02   MATCHING CONTRIBUTIONS

      (a) As of the last day of each calendar year ending after the Effective Date, the amount of Matching Contributions to be credited to a Member's Company Account under this Section 3.02 shall be equal to the result of (i) minus (ii), as follows:

          (i) the amount of the Matching Contributions that would have been made on behalf of the Member under the IRP for such year, determined on the basis of the amount of Salary Deferral Contributions under the IRP, the amount of Salary Deferrals pursuant to Section 3.01 and Compensation (as defined in Section 1.08) and disregarding any reduction in Matching Contributions required under the IRP due to the application of the Statutory Limitations or ineligibility of the Member to participate in the IRP; minus

          (ii) the amount of Matching Contributions that were actually made on behalf of the Member by his or her employing Company under the IRP for such year.

         Each Company may (in its sole discretion) credit Matching Contributions to Members' Company Accounts at intervals during the calendar year. This paragraph (a) shall be applied with respect to the calendar year 1998 as if this Plan and the IRP were in effect for the entire year and operated prior to the Effective Date in the same manner as did the corresponding Talegen plans during that period.

      (b) Notwithstanding paragraph (a) above, each Company may (in its sole discretion) credit on behalf of a Member or Members, for any particular calendar year ending after the Effective Date, any amount of Matching Contributions under this Section 3.02 in an amount to be determined by the Company, irrespective of the lack of Salary Deferrals pursuant to Section 3.01. Such additional Matching Contributions may be made in a manner intended to take into account the Member's inability to make Salary Deferral Contributions under the IRP during his or her first 12 months of employment or such other basis as the Company may (in its sole discretion) deems appropriate.

3.03   BASIC CONTRIBUTIONS

      (a) As of the last day of each calendar year ending after the Effective Date, a Member, including any Member who terminated in such calendar year by reasons of Retirement, death or Disability (as

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

          defined in the IRP), shall have an amount credited to his or her Company Account under this Section 3.03 equal to the result of (i) minus (ii), as follows:

          (i) the amount of the Basic Contributions that would have been made on behalf of the Member under the IRP for such year based on Compensation (as defined in Section 1.07) and disregarding any Statutory Limitations; minus

          (ii) the amount of Basic Contributions that were actually made by the Company on behalf of the Member's Account under the IRP for such year.

         This paragraph (a) shall be applied with respect to the calendar year 1998 as if this Plan and the IRP were in effect for the entire year and operated prior to the Effective Date in the same manner as did the corresponding Talegen plans during that period.

      (b) Notwithstanding the foregoing, the Company may (in its sole discretion) credit on behalf of a Member or Members, for any particular calendar year ending after the Effective Date, any amount of Basic Contributions under this Section 3.03 in an amount to be determined by the Company on a case by case basis.

3.04   INVESTMENT OF ACCOUNTS

     A Member's Accounts shall be credited at least annually with net earnings or losses at an appropriate rate, which the Company (in its sole discretion) shall determine.

3.05   VESTING OF ACCOUNTS

     The Member shall be fully vested in the balance credited to his or her Salary Deferrals (as adjusted to reflect net earnings or losses thereon) made on his or her behalf under Section 3.01. The Member shall vest in the balance credited to the subaccount within his or her Company Account that corresponds to the type of Company Contributions made on his or her behalf under Sections 3.02 and 3.03 (as adjusted to reflect net earnings or losses thereon) at the same rate at which such type of Company Contributions would have vested under the IRP if had they been contributed thereunder. All subaccounts within a Member's Company Account shall become fully vested in the event of his or her death prior to termination of employment. In the event that the Member terminates employment prior to becoming fully vested in any subaccount within his or her Company Account, the nonvested portion of such subaccount shall be forfeited and shall not be restored in the event the Member is subsequently reemployed by any Company.

3.06   INDIVIDUAL ACCOUNTS

     The Committee shall maintain, or cause to be maintained, records showing the individual balances of each Member's Accounts. At least once a year, each Member shall be furnished with a statement setting forth the value of his or her Accounts.

ARTICLE 4.  PAYMENT OF CONTRIBUTIONS

4.01   PAYMENT OF DEFERRAL ACCOUNTS

     A Member shall be entitled to receive payment of the balance credited to his or her Deferral Account (as adjusted to reflect net earnings or losses thereon) upon the occurrence of the Member's termination of employment for any reason.

4.02   PAYMENT OF COMPANY ACCOUNTS

     A Member shall be entitled to receive payment of the balance credited to each subaccount within his or her Company Account (as adjusted to reflect net earnings or losses thereon), but only to the extent that such subaccount has vested (as determined under Section 3.05), upon the occurrence of the Member's termination of employment for any reason.

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4.03   METHOD OF PAYMENT

     Payment of the balances credited to a Member's Deferral Account and the subaccounts within his or her Company Account (to the extent vested) shall be made in a single lump sum payment as soon as practicable after termination of employment. Notwithstanding the foregoing, a Member may elect, in lieu of receiving an immediate lump sum payment, to receive his or her vested Account balances in another form acceptable to the Committee or in a year after his or her termination of employment. Either such election must be made no later than the end of the calendar year which is at least two calendar years prior to termination of employment. If a Member dies before payment of the entire balance credited to any of his or her Accounts, an amount equal to the unpaid portion thereof, to the extent vested as of the date of his or her death, shall be payable in one lump sum to his or her Beneficiary.

4.04   DESIGNATION OF BENEFICIARY

     Each Member shall file with the Committee a written designation of one or more persons as the "Beneficiary" who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death pursuant to
     Section 4.03 and this Section 4.04. A Member may, from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no Beneficiary designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Member's death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of the Member's death, or if no designated Beneficiary survives the Member, the Member's estate shall be deemed to have been designated as his or her Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his or her death.

4.05   SPECIAL PAYMENT RULE

     In the event that (i) any liability accrued on the books of a Member's employing Company in respect of the Company and/or Deferral Account(s) maintained under the Talegen SIRP have become an obligation of such Company under this Plan and are credited to the Member's Company and/or Deferral Account(s) under this Plan, and (ii) the Member terminates employment before the effective date of his or her employing Company's adoption of this Plan, then the method and procedures for payment of each such amount shall be made under the terms and conditions of the Talegen SIRP or prior transferor plan.

ARTICLE 5.  GENERAL PROVISIONS

5.01   FUNDING

      (a) All amounts payable in accordance with this Plan with respect to a Member shall constitute a general unsecured obligation of his or her employing Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the relevant Company, to the extent not paid by a grantor trust established pursuant to paragraph (b) below.

      (b) USFIC may, for administrative reasons, establish a grantor trust for the benefit of Members participating in the Plan. The assets of any such trust shall be held separate and apart from other funds of the Companies, and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

          (i) the creation of such trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of ERISA;

          (ii) each Company shall be treated as a "grantor" of such trust for purposes of Section 677 of the Code; and

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

          (iii) the trust agreement shall provide that its assets may be used to satisfy claims of a Company's general creditors in the event of its insolvency and the rights of such general creditors are enforceable by them under federal and state law.

5.02   NO CONTRACT OF EMPLOYMENT

     Neither the establishment nor the continuance of the Plan shall be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of any Company to discharge any employee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Member of the Plan.

5.03   FACILITY OF PAYMENT

     In the event that the Committee shall find that a Member is unable to may direct that any benefit payment due him or her, unless a claim shall have been made therefor by a duly appointed legal representative, be paid to his or her spouse, a child, a parent or other blood relative, or to a person with whom he or she resides, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefor.

5.04   WITHHOLDING TAXES

     Each Company shall have the right to deduct any required withholding taxes from any payment to be made under the Plan, the balances credited to any Member's Accounts under the Plan, and/or any Compensation payment made during the period of a Member's participation in the Plan.

5.05   NONALIENATION

     Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the Member.

5.06   CLAIM AND REVIEW PROCEDURE

     The Committee shall publish a claims and appeal procedure satisfying the minimum standards of Section 503 of ERISA, pursuant to which Members or other interested parties may claim benefits under this Plan and appeal denials of such claims.

5.07   CONSTRUCTION

      (a) The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees and all rights hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey, except to the extent that such laws are preempted by ERISA.

      (b) Except as otherwise provided by law, any action to enforce a right or obligation hereunder shall be brought in a court of competent jurisdiction in Morristown, New Jersey.

ARTICLE 6.  AMENDMENT OR TERMINATION

6.01   RESERVATION OF RIGHTS

     USFIC reserves the right to modify or to amend, in whole or in part, or to terminate this Plan at any time. However, no modification, amendment or termination of the Plan shall adversely affect the right of any Member to receive the benefits granted under the Plan by USFIC or his or her employing Company in respect to such Member as of the date of modification, amendment or termination.

6.02   TERMINATION OF AFFILIATE'S PARTICIPATION

     The participation in the Plan of any affiliate of USFIC may be terminated upon appropriate action by it or by USFIC. In that event, (a) no Member who is employed by the terminated affiliate (or any of its subsidiaries) (a "Frozen Member") shall accrue any additional benefits under the Plan after the effective date of the termination of the affiliate's participation (the "Withdrawal Date"), and (b) the terminated affiliate (rather than USFIC or any of its other affiliates) shall remain liable for the payment of any and all obligations with respect to the benefits and account balances of all Frozen Members under the terms of the Plan as in effect as of the Withdrawal Date, unless (and only to such extent, if any, as) the Board of Directors of USFIC determines that such liabilities shall be assumed by USFIC.

EXECUTION

     Witness the execution of this Supplemental Individual Retirement Plan of United States Fire Insurance Company, by duly authorized officers of United States Fire Insurance Company, on the date indicated below.

                                               UNITED STATES FIRE INSURANCE COMPANY

                                               By:  /s/  FRANCIS W. RODE
                                                    ------------------------------------------
                                                    Title: Vice President
                                                    Date: August 13, 1998

                                               By:  /s/  VALERIE GASPARIK
                                                    ------------------------------------------
                                                    Title: Secretary
                                                    Date: August 13, 1998

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